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                         MFS INTERMEDIATE INCOME TRUST

                         ANNUAL MEETING OF SHAREHOLDERS


                       PRESENTATION TO RISKMETRICS GROUP

                               SEPTEMBER 22, 2008

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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CONTENTS

1.      Overview  (slides 2-7)

2.      MFS Intermediate Income Trust   (slides 8-9)

3.      Dialogue with Karpus   (slides 10-11)

4.      Election of Trustees   (slides 12-15)

5.      Shareholder Proposal to Conduct Annual Tender Offers   (slides 16-18)

6.      Summary  (slides 19-20)

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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OVERVIEW

ABOUT MFS

o MFS is a global asset management firm that serves investors around the world.

o   15 offices around the globe.

o MFS' global research team covers the world through their offices in six international cities - Boston, London, Mexico City, Singapore, Sydney and Tokyo.

o   MFS invests in securities in more than 60 countries.

o MFS' parent company, Sun Life Financial, is a worldwide financial services organization headquartered in Toronto. Sun Life has more than 18,000 employees and offers individuals and corporate clients around the globe a diverse range of financial products and services.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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OVERVIEW

ABOUT MFS (CONTINUED)

o MFS has followed a disciplined, bottom-up security-selection process, known as MFS Original Research(R) since 1932, when we established one of the first in-house research groups in the industry. We believe this fundamental bottom-up Original Research is the most effective process to take advantage of investment opportunities in capital markets across all asset classes around the world.

o Our research analysts develop in-depth, firsthand knowledge of companies and make assessments of each company's long-term prospects.

o Constant communication enables our analysts and portfolio managers to exchange opinions and challenge ideas in a spirit of collaboration.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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                                    OVERVIEW
ABOUT MFS (CONTINUED)

o Our portfolio managers construct diversified portfolios by taking into account the analysts' recommendations, drawing on their own experience, and using that combined knowledge to select securities that match their portfolio's investment discipline.

o MFS' quantitative teams help the managers ensure that the risk levels they assume are appropriate for their portfolios' objectives.

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OVERVIEW

MATTERS FOR THE 2008 ANNUAL MEETING

o   Elect four trustees, each for a three-year term.

o Act upon a shareholder proposal from Karpus Investment Management ("Karpus") to conduct annual tender offers.

o   Karpus also soliciting for an alternate slate of trustees.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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OVERVIEW

SUMMARY OF CONTEST

MFS INTERMEDIATE INCOME TRUST

o   THE FUND'S BOARD IS INDEPENDENT AND ENGAGED.
      > The Chairman is independent of MFS as are ten of the twelve Trustees. > The Trustees and the Fund have independent counsel.

o   THE TRUSTEES HAVE:
      > Taken actions to enhance net asset value and narrow the discount. > Overseen good performance and met the Fund's investment objective.

DISSIDENT SHAREHOLDER

o   KARPUS' INTERESTS ARE NOT ALIGNED WITH ALL SHAREHOLDERS.
      > Within the past year, Karpus has more than doubled its holdings in the Fund, purchasing shares below NAV, and is now trying to coerce the Board into adopting a strategy that would enable Karpus to cash out at a profit, regardless of that strategy's adverse effect on the Fund's remaining shareholders or its long-term efficacy in narrowing the discount.

o   KARPUS'S APPROACH WILL HAVE AN ADVERSE IMPACT ON LONG-TERM SHAREHOLDERS.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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MFS INTERMEDIATE INCOME TRUST

FUND PERFORMANCE

o INVESTMENT OBJECTIVE: The Fund's investment objective is to seek high current income, but may also consider capital appreciation.
      > Invests substantially all of its assets in investment grade debt instruments.
      > 63% is rated AAA, 14% is rated AA as of August 31, 2008.

o   NYSE traded; market cap $727 million as of September 12, 2008.

o   Distribution rate 8.5% (managed distribution plan).

o   MFS has managed the Fund since its inception in 1988.

o The Fund's portfolio managers, James Calmas and Erik Weisman have been managing the Fund since 2002 and 2004, respectively, and have been with MFS since 1988 and 2002, respectively.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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MFS INTERMEDIATE INCOME TRUST

OUTPERFORMED THE LIPPER GENERAL BOND FUND - CLOSED-END AVERAGE FOR THE ONE AND THREE YEAR PERIODS ENDED AUGUST 31, 2008

FUND PERFORMANCE (AS OF 8/31/08)(1)

                    ----------------------------------------------
                                    1 YEAR             3 YEAR
                                    ------             ------
                    ----------------------------------------------
                                NAV       MARKET    NAV     MARKET
                    ----------------------------------------------
                     MIN       5.50%      10.38%   3.91%    4.82%
                    ----------------------------------------------
                     Lipper    2.15%       2.23%   3.17%    1.57%
                    ----------------------------------------------

o   Strong and improving market performance benefitting all shareholders.

(1) All data from Lipper, including Lipper General Bond Funds- Closed-End average. The performance data quoted represents past performance. Past performance is no guarantee of future performance. The value of an investment will fluctuate and shares may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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DIALOGUE WITH KARPUS

o MFS is responsive to shareholders and committed to dialogue with our shareholders.

o MFS has an established history of dialogue with Karpus on a different MFS fund.

o October 2007, before Karpus raises any concerns, the Fund announces Board approval of level distribution plan and change in investment strategy to provide a more competitive yield.
      > Annual distribution rate of 8.5%.
      > Increased investment in higher yielding investment-grade securities.

o Karpus sends e-mail in response on the day the plan is announced: "Very pleased with press release this morning. I think it was best for all concerned. Great work!"

o January 2008 - Karpus again praises the Board's actions regarding the discount, noting that the "Board's actions reflect their commitment to address" the discount. In the same letter, Karpus expresses concern that the investment strategy change increases risk.

o March 2008 - Trustees respond, noting that it was premature to judge the effect of distributions that commenced in January, adding that Karpus had displayed confidence in Fund management by acquiring nearly 1 million additional shares in January 2008/December 2007.

o   March 2008 - Karpus submits shareholder proposal for annual tender offers.

o May 2008 - Karpus notifies the Fund of its intention to nominate four trustees for election at the October 2008 shareholder meeting.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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DIALOGUE WITH KARPUS (CONTINUED)

o   The Board carefully considered Karpus' nominees.
      > Requested and reviewed detailed information about nominees - the same information requested of any nominee considered by the Board.
      > One of Karpus' nominees did not respond to the Board's request for additional information and was not interviewed.
      > One of Karpus' nominees declined to interview on any of the three dates offered, even after the committee offered to conduct the interview via video conference.
      > The Board's nomination committee interviewed two Karpus nominees.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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ELECTION OF TRUSTEES

INDEPENDENT AND ENGAGED BOARD

o The Board has, and continues to, conduct periodic comprehensive reviews of closed-end market and options to address the discount.
      > In 2006, UBS conducted a comprehensive review and analysis for the
        Board.
          - Market overview.
          - Review of potential corporate actions to narrow discount.
          - Individual fund profiles.
          - Investment performance.
      > Trustees conduct an annual comprehensive review.
          - Market overview.
          - Review of potential corporate actions.
          - Individual fund profiles.
          - Investment performance.
      > Quarterly Board review.
          - Premium/discount and trading volume.
          - Repurchase activity.
          - Fund expense ratios.
          - Investment strategy changes.
      > Monthly Board review.
          - Investment performance.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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ELECTION OF TRUSTEES

INDEPENDENT AND ENGAGED BOARD (CONTINUED)

o Authorized adoption of a level-distribution plan (October 2007). > 8.50% annual rate.

o Approved changes to investment strategies as a means to potentially increase yield (October 2007).
      > Increased investment in higher yielding investment-grade securities.

o Authorized revisions to open-market share repurchase procedures to provide for more frequent repurchase activity.
      > Commenced Summer 2008.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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ELECTION OF TRUSTEES

INDEPENDENT, ENGAGED AND EXPERIENCED TRUSTEES

EACH OF THE BOARD'S NOMINEES, SIMILAR TO THE CONTINUING TRUSTEES, HAS MANY
    YEARS OF SERVICE AS A FUND TRUSTEE OR RELATED INDUSTRY EXPERIENCE.

o J. ATWOOD IVES - Retired Chairman, Trustee and CEO of Eastern Enterprises; independent Chairman of MFS Funds Board of Trustees; certified public accountant; Trustee of MFS funds since 1992.

o WILLIAM R. GUTOW - Vice Chairman of Capitol Entertainment Company and Atlantic Coast Tan; real estate consultant; attorney; trustee of MFS funds since 1993.

o MICHAEL HEGARTY - Retired Vice Chairman and COO of AXA Financial; former senior officer of several large banking institutions; trustee of MFS funds since 2004.

o ROBERT W. UEK - Retired partner of PricewaterhouseCoopers LLP (headed financial services practice); chairman, Independent Directors Council; consultant to mutual fund industry; trustee of MFS fund since 2006.

EACH OF THE BOARD'S NOMINEES HAS EXTENSIVE PUBLIC BOARD EXPERIENCE.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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ELECTION OF TRUSTEES

KARPUS' NOMINEES LESS QUALIFIED

o The Board's four nominees are better qualified to serve as closed-end fund trustees.

o Karpus has a history of self-serving activism against closed-end funds. In spite of its expressed displeasure at the modifications of the Fund's investment strategy, it increased its holdings from 5.10% of the Fund's assets in April 2007 to 11.98% in May 2008.

o None of Karpus' nominees has any experience serving as trustee of a closed-end fund that invests in public securities. In fact, only one of Karpus' nominees has ever served on the board of any public company at all.

o Karpus' nominees may be conflicted - will they serve the interests of all shareholders or the investors whose assets are managed by Karpus?
      > The Trustees believe Karpus' nominees would advocate for Karpus' proposals even if not in the best interest of all shareholders.

o In an August 2008 letter to the Fund's Trustees, one of the Karpus' nominees indicated that he wasn't "sure the discount is the primary issue" and advocated an active share repurchase plan. The current Trustees have already authorized such a plan.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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SHAREHOLDER PROPOSAL

o Karpus' proposal requests that the Trustees adopt a policy that if the Fund's shares trade at an average discount of greater than 6% over the final 12 weeks previous to the end of October each year, the Board will conduct a tender offer for at least 10% of the shares at 99% of net asset value by the end of that calendar year.

      o Karpus is requesting that shareholders vote for annual tender offers by the Fund as a means to narrow the Fund's discount.

      o There is no evidence that periodic tenders narrow discounts over the long-term - they provide temporary liquidity above market value and primarily benefit speculators.

o In difficult economic times such as the present, the proposal, applied to the universe of closed-end funds, would trigger tender offers by more than 85% of closed-end funds.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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SHAREHOLDER PROPOSAL (CONTINUED)

o   If the Fund were to adopt the proposal, the Trustees believe that:
      > Expenses for long-term shareholders would likely increase.
          o MFS estimates that the Fund's expense ratio would increase by approximately 0.08% in the first year of mandatory tender due to the reduction in asset base and costs to conduct the tender.
      > Arbitrageurs could take advantage of the inflexible tender requirement to the detriment of long-term shareholders.
      > The portfolio would not be able to remain fully invested during the pendency of the tender.
          o An inflexible tender requirement in November or December in any year would be operative without regard to prevailing market conditions and the portfolio manager's judgment as to whether it is in the best interest of the Fund to liquidate 10% of its assets and incur associated costs to conduct the self-tender.
      > Open-market repurchases are a better vehicle to build value for long-term shareholders.
          o The fund has a policy to purchase shares in open market transactions when shares trade at a substantial discount. By providing that repurchases occur at market prices, the policy enables the Fund to provide liquidity to departing shareholders while at the same time building value for remaining shareholders who benefit from the difference between net asset value and market price.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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SHAREHOLDER PROPOSAL (CONTINUED)

o   However, the Board has taken actions to address the discount:
      > In October 2007, the Board authorized the adoption of a level-distribution plan pursuant to which the Fund will make monthly distributions at a minimum annual rate of 8.50%. The plan took effect in January 2008. In October and December, 2007, the Board approved changes in the Fund's investment strategy as a means to potentially increase yield.
      > In October and December, 2007, the Board approved changes in the Fund's investment strategy as a means to potentially increase yield.
      > In June 2008, the Board approved a more aggressive share repurchase policy than had previously been in effect.

o In addition, the Board conducts an annual comprehensive review of closed-end markets and options to address discounts, and will continue to review the Fund's discount at quarterly meetings.

o The Board believes that these actions are meaningful and responsive to the dissidents' expressed concern about the Fund's discount.

o The Board believes these actions should be afforded an opportunity to serve their intended purpose prior to taking any further actions to address the Fund's discount.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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SUMMARY

o   ELECTION OF TRUSTEES.
      > Independent, engaged and experienced Trustees.
      > Board has taken actions to enhance NAV and narrow discount. > Overseen strong and improving Fund performance.

o   SHAREHOLDER PROPOSAL
      > Fund expenses would increase.
      > Arbitrageurs could take advantage of mandatory annual tenders. > Open-market repurchases are a better vehicle to build value for long-term shareholders.

o The Board's actions are meaningful and responsive to the dissident's expressed concern about the discount.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116
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FORWARD-LOOKING STATEMENTS

o Statements made in this presentation that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Fund's performance, a general downturn in the economy, competition from other closed-end investment companies, changes in government policy or regulation, inability of the Fund's investment adviser to attract or retain key employees, inability of the Fund to implement its investment strategy, inability of the Fund to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.

                                                          M F S(R)
                                                          INVESTMENT MANAGEMENT

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(C) 2008 MFS Investment Management(R) 500 Boylston Street, Boston, MA  02116